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                          CERTIFICATE OF INCORPORATION

                                       OF

                          MONITOR MARINE PRODUCTS INC.

               Under Section 402 of the Business Corporation Law


     The undersigned, a natural person of the age of eighteen years or over, desiring to form a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, hereby certifies as follows:

          FIRST: The name of the corporation is

                          MONITOR MARINE PRODUCTS INC.

     hereinafter sometimes called "the corporation."

          SECOND: The purpose for which it is formed are as follow:

               The purpose for which this corporation is organized is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body.

               To manufacture, buy, sell, trade and generally deal in and with, at wholesale and retail, import and export, boat parts of all types and descriptions and to do all things necessary for and related to the operation of such a business.

               For the accomplishment of the aforesaid purposes, and in furtherance thereof, the corporation shall have and may exercise all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

          THIRD: The office of the corporation in the State of New York is to be located in the Town of Babylon, County of Suffolk.

          FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 200, without par value.




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          FIFTH: The Secretary of State is designated as the agent of the corporation under whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 1000 New Horizons Blvd. Amityville, NY 11701.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 2nd day of April 1984.


                                                 /s/ Denise L. Dooley
Incorporator:                                    ______________________________
                                                 Denise L. Dooley
Address:                                         11 North Pearl Street
                                                 Albany, New York 12207


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